UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

(a) Pulp Division Sale Agreement

On January 8, 2008, Pope & Talbot, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with PT Pindo Deli Pulp and Paper Mills (“Buyer”) pursuant to which Buyer has agreed to purchase the Sellers’ three pulp mills located in Halsey, Oregon; Nanaimo, British Columbia; and Mackenzie, British Columbia, consisting of substantially all of the operating assets of the Company’s Pulp Products division. Pursuant to the Purchase Agreement, Buyer has agreed to pay the Sellers $105,290,000 in cash and assume certain liabilities including approximately $15,000,000 of accrued employee vacation pay, subject to certain adjustments, including reduction for costs and expenses required to cure and reinstate material contracts being assigned to Buyer. Accounts receivable, accounts payable and finished goods inventory are excluded from the sale, and the Company estimates that it will realize a net of approximately $100,000,000 from these working capital items. Accordingly, the value of the transaction to the Company is estimated at approximately $225,000,000.

The Purchase Agreement authorizes the Sellers to solicit higher and better bids for the assets included therein, pursuant to bidding procedures set forth in an order of the United States Bankruptcy Court for the District of Delaware (“U.S. Bankruptcy Court”) dated December 7, 2007 (Docket No. 139) and a corresponding order of the Supreme Court of British Columbia (“Canadian Court”) dated December 6, 2007, which authorize and approve the procedures for the sale of all or substantially all of the assets relating to the Company’s Pulp Products division (the “Bidding Procedures”). The Bidding Procedures provide for a deadline for submission of competing bids of February 1, 2008, and, if any qualifying overbids are received, an auction to be held on February 5, 2008. The Purchase Agreement provides that if the assets included in the Purchase Agreement are sold to a higher bidder, Buyer will be entitled to a break-up fee of $3.8 million. In addition to U.S. Bankruptcy Court and Canadian Court approvals, consummation of the transactions contemplated under the Purchase Agreement is also subject to satisfaction of certain other conditions, including the receipt of customary regulatory approvals in the United States and Canada.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Asset Purchase Agreement dated as of January 8, 2008 among Pope & Talbot, Inc., Pope & Talbot Ltd., Pope & Talbot Pulp Sales U.S., Inc., Mackenzie Pulp Land Ltd., P&T Power Company and PT Pindo Deli Pulp and Paper Mills

99.1	Press release dated January 10, 2008

The following exhibits to the Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

Disclosure Schedule

Exhibits

Exhibit 1.01(a)	—	Form of Omnibus Assignment of Lease
Exhibit 1.01(b)	—	Form of Assignment of Transferred Intellectual Property
Exhibit 1.01(c)	—	Form of Bill of Sale and Instrument of Assignment of Assets and Assumption of Liabilities
Exhibit 1.01(d)	—	Form of Deed and Land Transfer and Forms of Warranty Deeds (U.S.)
Exhibit 1.01(e)	—	Form of General Conveyance
Exhibit 1.01(f)	—	Sellers’ Knowledge
Exhibit 1.01(g)	—	Principles and Procedures for Inventory Valuation
Exhibit 2.04	—	Form of Deposit Escrow Agreement
Exhibit 2.07(b)	—	Form of Price Adjustment Escrow Agreement
Exhibit 2.08	—	Form of Independent Accounting Firm Escrow Agreement
Exhibit 2.09(a)	—	Form of Asserted Cure Costs Escrow Agreement
Exhibit 2.10	—	Form of FIRPTA Sum Escrow Agreement
Exhibit 7.02(m)	—	Key Employees
Exhibit 7.02(o)	—	General Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 14, 2008.

POPE & TALBOT, INC. Registrant

By	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	Vice President and Chief Financial Officer